AGREEMENT

THIS AGREEMENT (this “Agreement”) is made as of December 2, 2010 by and between The California Capital Limited Partnership, a California limited partnership (“Investor”), and KeyOn Communications Holdings, Inc., a Delaware limited liability company (the “Company”).

RECITALS

A.        On February 1, 2010, the Investor purchased a convertible promissory note in the principal amount of $15,000,000 (the “Note”) pursuant to the terms of that certain Note Purchase Agreement by and between the Company and the Investor as of that date (the “Purchase Agreement”).

B.        The Company and the Investor also entered into a registration rights agreement on February 5, 2010 (the “Registration Rights Agreement”) pursuant to which the Company granted the Investor registration rights in connection with the Company’s capital stock that it would acquire in connection with the conversion of the Note.

C.        The Investor and the Company have agreed that the Investor will convert the Note pursuant to the terms hereof.

AGREEMENT

NOW THEREFORE, in consideration of these premises and the mutual covenants and agreements set forth herein, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1.         Conversion of the Note. Effective as of 5:00 pm (PST) on the date (the “Effective Date”) that the Delaware Secretary of State accepts for filing the Company’s amended and restated Certificate of Incorporation in the form attached hereto as Exhibit A (the “Restated Certificate”), the Investor shall convert the outstanding principal and interest of the Note into a number of shares of the Company’s Series A Preferred Stock (the “Preferred Stock”) equal to the quotient obtained by dividing (x) the sum of (i) the outstanding principal amount and the accrued but unpaid interest thereon as of the Effective Date by (y) $1.00.

2.         Issuance of Warrants. On the Effective Date, the Company shall issue to the Investor three (3) warrants to purchase additional shares of the Preferred Stock (individually, a “Warrant” and collectively, the “Warrants”). Pursuant to the first Warrant, the Investor shall have the right to purchase 4,300,000 shares of Preferred Stock at an exercise price of $0.25 per share; pursuant to the second Warrant, the Investor shall have the right to purchase 4,000,000 shares of Preferred Stock at an exercise price of $0.40 per share; and pursuant to the third Warrant, the Investor shall have the right to purchase 2,000,000 shares of Preferred Stock at an exercise price of $0.60 per share. Each of the Warrants shall be exercisable for a period of five (5) years from the Effective Date. The Warrants shall be substantially in the form attached hereto as Exhibit B.

3.         Amendment to Registration Rights Agreement. Effective as of the Effective Date, Section 1.6 of the Registration Rights Agreement shall be amended to read as follows:

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“1.6     The term “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Company’s Series A Preferred Stock and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) above.”

For the avoidance of doubt, the parties acknowledge that the Company’s common stock (the “Common Stock”) issuable upon the conversion of the Preferred Stock that is issued on the Effective Date in connection with the conversion of the Note, or that may be issued upon conversion of the Preferred Stock issued upon exercise of the Warrants, shall be “Registrable Securities” for purposes of the Registration Rights Agreement.

4.         Amendment to Certificate of Incorporation. The Company shall take all steps necessary to amend and restate its Certificate of Incorporation in the form attached hereto as Exhibit A as soon as practicable but no later than 90 days following the date hereof.

5.         Amendment to Bylaws. The Company shall take all steps necessary to amend Section 3.4(b) of the Company’s bylaws on or before the Effective Date to read as follows:

        “(b) At a special meeting of stockholders called for the purpose in the manner hereinabove provided or by written consent as provided in Section 2.9 hereof, the Board Directors or any individual director may be removed from office, with or without cause, and a new director or directors elected by a vote of stockholders holding a majority of the outstanding shares entitled to vote at an election for such new director or directors.”

6.         Board of Directors. Effective as of the date hereof, (i) the board of directors of the Company (the “Board”) shall fix the number of authorized directors at three (3) and (ii) A. Robert Handell shall have submitted his resignation as a director of the Company effective as of the Effective Date. Effective as of the Effective Date, the Board shall take all steps necessary to appoint two (2) persons nominated by the Investor to fill the vacancies on the Board.

7.         Payoff Letter. On the Effective Date, the Investor shall execute a payoff letter, in the form attached hereto as Exhibit C, that, among other things, acknowledges the payment in full of the principal of and interest on, and all other obligations of the Company under the Note or the Purchase Agreement, the release of all security interests and liens previously granted to the Investor and the termination of all guaranties previously provided to the Investor in connection with the Note and the Purchase Agreement.

8.         Expenses. Upon the execution of this Agreement, the Company shall reimburse the fees of the counsel for the Investor (or at the direction of the Investor, pay directly to Investor’s counsel), with respect to the negotiation, execution and delivery of this Agreement and the Purchase Agreement an amount equal to $45,000.

9.         Entire Agreement. This Agreement and the documents referred to herein and therein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

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10.       Amendment. This Agreement may not be modified or amended, except by an instrument in writing signed by each of the parties hereto.

11.       Termination. This Agreement shall automatically terminate and be of no further force or effect if the Effective Date does not occur on or before March 2, 2011.

12.       Governing Law. The validity, interpretation, enforceability, and performance of this Agreement shall be governed by and construed in accordance with the law of the State of California.

[Remainder of page was intentionally left blank.]

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            IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

THE CALIFORNIA CAPITAL LIMITED PARTNERSHIP

By:	/s/ Chuck Kenworthy
Name: Chuck Kenworthy
Title: Auth. Agent

KEYON COMMUNICATIONS HOLDINGS, INC.

By:	/s/ Jonathan Snyder
Name: Jonathan Snyder
Title: CEO/PRESIDENT

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EXHIBIT A

Form of Second Amended and Restated

Certificate of Incorporation

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

KEYON COMMUNICATIONS HOLDINGS, INC.

KeyOn Communications Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: That the name of the Corporation is KeyOn Communications Holdings, Inc.

SECOND: That the prior name of the Corporation was Grant Enterprises, Inc.

THIRD: That the Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 9, 2004 and the Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 3, 2010.

FOURTH: That the Board of Directors of the Corporation has duly adopted resolutions proposing to amend and restate the Amended and Restated Certificate of Incorporation, and that said amendment and restatement was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware. This Second Amended and Restated Certificate of Incorporation amends and restates the provisions of the Amended and Restated Certificate of Incorporation of the Corporation.

FIFTH: That the text of the Second Amended and Restated Certificate of Incorporation is hereby restated and further amended to read in its entirety as set forth in Exhibit A attached hereto.

IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer, this ____ day of ___________, 2010.

KEYON COMMUNICATIONS HOLDINGS, INC.

By: _________________________________

____________________, President

EXHIBIT A

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

KEYON COMMUNICATIONS HOLDINGS, INC.

Article I.

The name of this corporation is KeyOn Communications Holdings, Inc. (the “Corporation”).

Article II.

The address of the registered office of this Corporation in the State of Delaware is 615 South DuPont Highway, Dover, Delaware 19901, County of Kent; and the name of the registered agent of the Corporation in the State of Delaware at such address is National Corporate Research, Ltd.

Article III.

The nature of the business of the Corporation and the objects or purposes to be transacted, promoted or carried on by it are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

Article IV.

A.        Classes of Stock. This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that this Corporation is authorized to issue One Hundred Forty-Five Million (145,000,000) shares. One Hundred Fifteen Million (115,000,000) shares shall be Common Stock each with a par value of $0.001 per share and Thirty Million (30,000,000) shares shall be Preferred Stock, each with a par value of $0.001 per share. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, voting together in accordance with Article IV.B.5(a) hereof.

B.        Rights, Preferences and Restrictions of Preferred Stock. The Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series. The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock, which series shall consist of Thirty Million (30,000,000) shares (the “Series A Preferred Stock”), are as set forth below in this Article IV.B.

1.	Dividend Provisions.

(a)        The holders of shares of Series A Preferred Stock shall be entitled to receive dividends, on a pari passu basis, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this Corporation) on the Common Stock of this Corporation, at the rate of 10% of the Original Series A Issue Price (as defined below) per share per annum for the Series A Preferred Stock (as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like (collectively, “Recapitalizations”)), payable within thirty (30) days following the last day of each fiscal quarter. Such dividends shall accrue on each share from the date of issuance, and shall accrue from day to day, whether or not earned or declared and shall be payable at the election of the holder in either cash or additional shares of Series A Preferred Stock; provided, however, that for the first two years following the Purchase Date (as defined below), all dividends shall be payable in additional shares of Series A Preferred Stock unless the Corporation notifies the holder that it elects anytime during such two year period to pay any such dividends in cash. The additional shares of Series A Preferred Stock shall be valued as provided in Article IV.B.2(c)(i)(A) as if such shares are Common Stock. Unless the Corporation is notified otherwise by the holder, following the second anniversary of the Purchase Date, the dividends thereafter shall be paid in additional shares of Series A Preferred Stock. Such dividends shall be cumulative so that, if such dividends in respect of any previous or current quarterly dividend period, at the annual rate specified above, shall not have been paid the deficiency shall first be fully paid before any dividend or other distribution shall be paid on or declared and set apart for the Common Stock. Cumulative dividends with respect to a share of Series A Preferred Stock which are accrued, payable and/or in arrears shall, upon conversion of such share to Common Stock, subject to the rights of series of Preferred Stock which may from time to time come into existence, be paid to the extent assets are legally available therefor and any amounts for which assets are not legally available shall be paid promptly as assets become legally available therefor. Any partial payment shall be made ratably among the holders of Series A Preferred Stock in proportion to the payment each such holder would receive if the full amount of such dividends were paid.

(b)       After payment of the full amount of any dividends pursuant to Article IV.B.1, any additional dividends shall be distributed among all holders of Common Stock.

2.	Liquidation Preference.

(a)       In the event of any liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive, on a pari passu basis, prior and in preference to any distribution of any of the assets of this Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to greater of (I) the sum of (A) $1.50 (subject to adjustment for Recapitalizations) and (B) an amount equal to all accrued but unpaid dividends on such share (subject to adjustment for Recapitalizations) and (II) the amount of cash, securities or other property which such holder would be entitled to receive in such liquidation, dissolution or winding up of this Corporation with respect to such shares if such shares had been converted to

Common Stock immediately prior to such liquidation, dissolution or winding up of this Corporation. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of this Corporation legally available for distribution to stockholders shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive under this Article IV.B.2(a).

(b)       Upon completion of the distributions required by Article IV.B.2(a), the holders of Series A Preferred Stock shall not be entitled to any further participation as such in any distribution of the assets or funds of the Corporation.

(c)       For purposes of this Article IV.B.2, a liquidation, dissolution or winding up of this Corporation shall be deemed to be occasioned by, or to include (unless the holders of at least a majority of the voting power of the Series A Preferred Stock then outstanding, voting together as a single class, with voting rights determined in accordance with Article IV.B.5, shall determine otherwise), (A) the acquisition of this Corporation by another entity by means of any reorganization, merger or consolidation (but excluding any reorganization, merger or consolidation effected exclusively for the purpose of changing the domicile of the Corporation), or any transaction or series of related transactions in which the Corporation’s stockholders of record as constituted immediately prior to such transaction or series of related transactions will, immediately after such transaction or series of related transactions (by virtue of securities issued in such transaction or series of related transactions) fail to hold at least 50% of the voting power of the resulting or surviving corporation following such transaction or series of related transactions; (B) a sale of all or substantially all of the assets of this Corporation; provided, however, that the initial issuance and sale of this Corporation’s Common Stock and the Series A Preferred Stock shall not be deemed to be a liquidation, dissolution or winding up of this Corporation; or (C) the grant of an exclusive license to all or substantially all of the Corporation’s intellectual property that is used to generate all or substantially all of the Corporation’s revenues.

(i)        In any of such events, if the consideration received by this Corporation is other than cash, its value will be deemed its fair market value as determined in good faith by the Board of Directors of this Corporation. Any securities shall be valued as follows:

(A)      The value of securities not subject to investment letter or other similar restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be:

(1)       if traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) day period (or portion thereof) ending three (3) days prior to the closing;

(2)       if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period (or portion thereof) ending three (3) days prior to the closing; and

(3)       if there is no active public market, the value shall be the fair market value thereof, as determined by the Board of Directors of this Corporation including the member thereof elected by the holders of the Series A Preferred Stock pursuant to Article IV.B.5(b).

(B)      The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the value determined as above in Article IV.B.2(c)(i)(A) to reflect the approximate fair market value thereof, as determined by the Board of Directors of this Corporation including the member thereof elected by the holders of the Series A Preferred Stock pursuant to Article IV.B.5(b).

(ii)       In the event the requirements of this Article IV.B.2(c) are not complied with, this Corporation shall forthwith either:

(A)      cause such closing to be postponed until such time as the requirements of this Article IV.B.2(c) have been complied with; or

(B)      cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series A Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Article IV.B.2(c)(iii) hereof.

(iii)      This Corporation shall give each holder of record of Series A Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Article IV.B.2, and this Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after this Corporation has given the first notice provided for herein or sooner than ten (10) days after this Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Series A Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of Series A Preferred Stock.

3.         Redemption. Neither the Corporation nor the holders of Series A Preferred Stock shall have the unilateral right to call or redeem or cause to have called or redeemed any shares of the Series A Preferred Stock.

4.         Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a)       Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of this Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.00 (subject to adjustment for Recapitalizations) (the “Original Issue Price”) by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share for shares of Series A Preferred Stock shall be the Original Issue Price; provided, however, that the Conversion Price for the Series A Preferred Stock shall be subject to adjustment as set forth in Article IV.B.4(d).

(b)       Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for the Series A Preferred Stock immediately on the date specified by written consent or agreement of the holders of at least majority of the then outstanding shares of Series A Preferred Stock voting together as a single class with voting power determined as provided in Article IV.B.5 below.

(c)       Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, he, she or it shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to this Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended (the “Act”), the conversion may, at the option of any holder tendering Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Common Stock upon conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such sale of securities.

(d)       Conversion Price Adjustments of Preferred Stock. The Conversion Price shall be subject to adjustment from time to time as follows:

(i)        (A) If this Corporation shall issue, after the date upon which any shares of Series A Preferred Stock were first issued (the “Purchase Date”), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for the Series A Preferred Stock in effect immediately prior to each such issuance shall (except as otherwise provided in this Article IV.B.4(d)(i)) be adjusted concurrently with such issuance to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding and deemed issued pursuant to Article IV.B.4(d)(i)(E) immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by this Corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding and deemed issued pursuant to Article IV.B.4(d)(i)(E) immediately prior to such issuance plus the number of shares of such Additional Stock.

(B)      No adjustment of the Conversion Price for the Series A Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in Article IV.B.4(d)(iii) and Article IV.B.4(d)(iv), no adjustment of such Conversion Price pursuant to this Article IV.B.4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(C)      In the case of the issuance of Additional Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

(D)      In the case of the issuance of the Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

(E)       In the case of the issuance (whether before, on or after the Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Article IV.B.4(d)(i) and Article IV.B.4(d)(ii):

(1)       The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including, without limitation, the passage of time) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Article IV.B.4(d)(i)(C) and Article IV.B.4(d)(i)(D)), if any, received by this Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights for the Common Stock covered thereby.

(2)       The aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by this Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by this Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Article IV.B.4(d)(i)(C) and Article IV.B.4(d)(i)(D)).

(3)       In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to this Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(4)       Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of each series of Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(5)       The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Article IV.B.4(d)(i)(E)(1) and Article IV.B.4(d)(i)(E)(2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Article IV.B.4(d)(i)(E)(3) or Article IV.B.4(d)(i)(E)(4).

(ii)       “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Article IV.B.4(d)(i)(E)) by this Corporation after the Purchase Date other than:

(A)      shares of Common Stock issued pursuant to a transaction described in Article IV.B.4(d)(iii) hereof;

(B)      shares of Common Stock issued or deemed issued to employees, consultants, officers or directors of this Corporation directly or pursuant to a stock option plan or restricted stock purchase plan approved by the stockholders and Board of Directors of this Corporation or to vendors (if in transactions with primarily non-financing purposes) as approved by the Board of Directors of this Corporation and the holders of at least a majority of the then outstanding shares of Series A Preferred Stock voting separately as a single class;

(C)      shares of Common Stock issued or issuable (I) in a bona fide, firmly underwritten public offering under the Act before which or in connection with which all outstanding shares of Series A Preferred Stock will be automatically converted to Common Stock, or (II) upon exercise of warrants or rights granted to underwriters in connection with such a public offering;

(D)      shares of Common Stock issued pursuant to the conversion or exercise of convertible or exercisable securities outstanding as of the Purchase Date or subsequently issued after the Purchase Date in accordance with this Article IV.B.4(d)(ii);

(E)       shares of Common Stock issued or issuable in connection with a bona fide business acquisition of or by this Corporation, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, each as approved by the Board of Directors of this Corporation; or

(F)       shares of Common Stock issued or issuable to persons or entities with which this Corporation has business relationships (not pursuant to a stock option plan or restricted stock purchase plan approved by the stockholders and Board of Directors of this Corporation) provided such issuances are for other than primarily equity financing purposes, each as approved by the Board of Directors of this Corporation and the holders of at least a majority of the then outstanding shares of Series A Preferred Stock voting separately as a single class.

(iii)      In the event this Corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

(iv)      If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

(e)       Mandatory Conversion. Notwithstanding anything herein to the contrary, if after the Purchase Date, the VWAP for each of any 10 consecutive Trading Days, which period shall have commenced only after the Purchase Date (such period the “Threshold Period”), exceeds $5.00 (subject to adjustment for Recapitalizations), the Corporation may, within 2 Trading Days after the end of any such Threshold Period, deliver a written notice to the holder of any shares of Series A Preferred Stock (a “Forced Conversion Notice” and the date such notice is delivered to the holder, the “Forced Conversion Notice Date”) to cause such holder to immediately convert all or part of the shares of Series A Preferred Stock then held by such holder plus, if so specified in the Forced Conversion Notice, accrued but unpaid dividends, into that number of shares of Common Stock as provided in Article IV.B.4(a).

In the event that the Corporation delivers a Forced Conversion Notice to a holder of Series A Preferred Stock, as provided herein, any shares of Series A Preferred Stock not duly surrendered to the Corporation for cancellation (with certificates representing such shares being duly endorsed and delivered to the Corporation) within 10 Trading Day following the applicable Forced Conversion Notice Date shall be deemed to be cancelled and no longer outstanding and the Corporation shall, as soon as practicable thereafter, issue and deliver to such holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Any accrued but unpaid dividends not converted into shares of Common Stock as provided in this Article IV.B.4(e) shall be paid in cash on the date of such conversion. For purposes of this Article IV.B.4(e), (i) “Trading Day” shall mean a day on which the principal Trading Market is open for business, (ii) “Trading Market” shall mean the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE Amex, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board and (iii) “VWAP” shall mean, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); (b) if the Common Stock is not listed or quoted on a Trading Market and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation.

(f)        Other Distributions. In the event this Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Article IV.B.4(d)(iii), then, in each such case for the purpose of this Article IV.B.4(e), the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of this Corporation into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of this Corporation entitled to receive such distribution.

(g)       Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in Article IV.B.2 or this Article IV.B.4) provision shall be made so that the holders of Series A Preferred Stock shall thereafter be entitled to receive upon conversion of such Series A Preferred Stock the number of shares of stock or other securities or property of this Corporation or otherwise, to which a holder of the number of shares of Common Stock deliverable upon conversion of the Series A Preferred Stock held by such holder would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Article IV.B.4 with respect to the rights of the holders of Series A Preferred Stock after the recapitalization to the end that the provisions of this Article IV.B.4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(h)       No Impairment. This Corporation will not, by amendment of this Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Article IV.B.4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series A Preferred Stock against impairment.

(i)	No Fractional Shares and Certificate as to Adjustments,

(i)        No fractional shares shall be issued upon the conversion of any share or shares of Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of a share of Common Stock as determined in good faith by the Board of Directors. The number of shares of Common Stock to be issued upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

(ii)       Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Series A Preferred Stock pursuant to this Article IV.B.4, this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for the Series A Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of such Series A Preferred Stock.

(j)        Notices of Record Date. In the event of any taking by this Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of Series A Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(k)       Reservation of Stock Issuable Upon Conversion. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.

(l)        Notices. Any notice required by the provisions of this Article IV.B.4 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this Corporation.

(m)      Waiver of Adjustment to Conversion Prices. Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of the Series A Preferred Stock may be waived, either prospectively or retroactively and either generally or in a particular instance by the vote or written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock. Any such waiver shall be binding upon all current and future holders of shares of Series A Preferred Stock.

5.	Voting Rights.

(a)       General. The holder of each share of Series A Preferred Stock shall have the right to three (3) votes for each share of Common Stock into which such share of Series A Preferred Stock could then be converted. With respect to such vote and except as otherwise expressly provided herein or as required by applicable law, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote, together with holders of Common Stock as a single class, with respect to any matter upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

(b)	Election of Directors.

(i)        So long as at least 10,000,000 shares of Series A Preferred Stock remain outstanding (subject to adjustment for Recapitalizations), the holders of the Series A Preferred Stock shall be entitled, voting separately as a single class, to elect such number of directors of the Corporation at or pursuant to each meeting or consent of the Corporation’s stockholders for the election of directors equal to one-half of the then authorized number of directors plus one (1). Any resulting fractional number of directors that the holders of Series A Preferred Stock are entitled to elect hereunder shall be rounded down to the nearest whole number. The holders of the Series A Preferred Stock at or pursuant to a meeting or by written consent shall further have the right to remove from office any such director, to fill any vacancy caused by the resignation or death of any such director and to fill any vacancy (by unanimous consent if done in writing, or by majority vote otherwise) caused by the removal of any such director.

(ii)       to the extent that holders of the Series A Preferred Stock are allowed to elect or remove any directors as provided in Article IV.B.5(b)(i), the holders of shares of Common Stock shall be entitled, voting separately as a single class, to elect all remaining directors of the Corporation at or pursuant to each meeting or consent of the Corporation’s stockholders for the election of directors, and to remove from office such directors, to fill any vacancy caused by the resignation or death of such directors and to fill any vacancy (by unanimous consent if done in writing, or by majority vote otherwise) caused by the removal of any such directors.

6.	Protective Provisions.

(a)       Subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as any shares of Series A Preferred Stock are outstanding, this Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock voting separately as a single class:

(i)        alter or change, whether by merger, consolidation or otherwise, the rights, preferences or privileges of the shares of Series A Preferred Stock so as to affect adversely such shares of Series A Preferred Stock;

(ii)       increase or decrease (other than by redemption or conversion) the total number of authorized shares of Preferred Stock or Common Stock;

(iii)      authorize or issue, or obligate itself to issue, whether by merger, consolidation or otherwise, any equity security of the Corporation, including any other security convertible into or exercisable for any equity security, having rights, preferences or privileges senior or on parity with the Series A Preferred Stock;

(iv)      effect any reclassification or recapitalization of the outstanding capital stock of the Corporation;

(v)       amend the Corporation’s Certificate of Incorporation or Bylaws in a manner that adversely effects the holders of the Series A Preferred Stock;

(vi)      pay dividends or make other distributions on the capital stock of the Corporation (other than a dividend payable solely in shares of Common Stock);

(vii)     approve any transaction that would be required to be disclosed as a related party transaction by a corporations that is subject to the reporting requirements under the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder;

7.         Status of Converted Stock. In the event any shares of Series A Preferred Stock shall be converted pursuant to Article IV.B.4, the shares so converted shall be cancelled and shall not be issuable by this Corporation. This Certificate of Incorporation shall be appropriately amended to effect the corresponding reduction in this Corporation’s authorized capital stock.

C.        Common Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Common Stock are as set forth below in this Article IV.C.

1.         Dividend Rights. Subject to Article IV.B.1 and the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of this Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

2.         Liquidation Rights. Upon the liquidation, dissolution or winding of this Corporation, the assets of this Corporation shall be distributed as provided in Article IV.B.2.

3.         Redemption. Except as may otherwise be provided in a written agreement between the Corporation and a holder of Common Stock or the Bylaws of this Corporation, neither the Corporation nor the holders of Common Stock shall have the unilateral right to call or redeem or cause to have called or redeemed any shares of Common Stock.

4.         Voting Rights. The holder of each share of Common Stock shall have the right to one vote for each such share, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law; provided, however, that except as otherwise required by law, the holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) or pursuant to the General Corporation Law.

Article V.

Except as otherwise provided in this Amended and Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

Article VI.

For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation, and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

1.         The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase “whole Board” and the phrase “total number of directors” shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

2.         After the original or other Bylaws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the Corporation may be exercised by the Board of Directors of the Corporation; provided, however, that any provision for the classification of directors of the Corporation for staggered terms pursuant to Section 141(d) of the General Corporation Law shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders of the Corporation entitled to vote unless provisions for such classification shall be set forth in this Amended and Restated Certificate of Incorporation.

3.         Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of this Amended and Restated Certificate of Incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of Section 242(b)(2) of the General Corporation Law shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

Article VII.

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

Article VIII.

A director of this Corporation shall, to the fullest extent permitted by the General Corporation Law as it now exists or as it may hereafter be amended, not be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to this Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law is amended, after approval by the stockholders of this Article VIII, to authorize any action by the Corporation which further eliminates or limits the personal liability of directors, then the liability of a director of this Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

Any amendment, repeal or modification of this Article VIII, or the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article VIII, shall not adversely affect any right or protection of a director of this Corporation existing at the time of such amendment, repeal, modification or adoption.

Article IX.

The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

Any amendment, repeal or modification of this Article IX, or the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article IX, shall not adversely affect any right or protection existing at the time of such amendment, repeal, modification or adoption.

Article X.

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of this Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of this Corporation.

Article XI.

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

Article XII.

The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity such that a Covered Person (i) shall have no duty to communicate, or present an Excluded Opportunity to the Corporation or any of its subsidiaries, shall have the right to hold any Excluded Opportunity for such Covered Person’s own account, or to recommend, assign or otherwise transfer an Excluded Opportunity to persons other than the Corporation or any of its subsidiaries, and (ii) shall not be liable to the Corporation or any of its subsidiaries or any of their respective stockholders by reason of the fact that such Covered Person pursues or acquires such Excluded Opportunity for itself, directs, sells, assigns or otherwise transfers an Excluded Opportunity to another person, or does not communicate information regarding an Excluded Opportunity to the Corporation or any of its subsidiaries. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Series A Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”).

EXHIBIT B

Form Warrant

FORM OF WARRANT

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

KEYON COMMUNICATIONS HOLDINGS, INC.

WARRANT TO PURCHASE SERIES A PREFERRED STOCK

Warrant No.: _______________

Date of Issuance: [_______], 2010 (“Issuance Date”)

KeyOn Communications Holdings, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, The California Capital Limited Partnership, the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Warrant to Purchase Series A Preferred Stock (including any Warrants to Purchase Series A Preferred Stock issued in exchange, transfer or replacement hereof, this “Warrant”), at any time or times after the date hereof, but not after 11:59 p.m., California time, on [________ __, ____][5 years after effective date of note conversion] [____________] (subject to adjustment as provided herein) fully paid and nonassessable shares of Series A Preferred Stock (as defined below)(the “Warrant Shares”).

1.	EXERCISE OF WARRANT.

(a)       Mechanics of Exercise. Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder on any day after the Issuance Date, in whole or in part, by delivery (whether via facsimile or otherwise) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within one (1) Trading Day following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant was so exercised (the “Aggregate Exercise Price”) in the manner set forth in Section 1(c) below. The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original of this Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant after delivery of the Warrant Shares in accordance with the terms hereof. On or before the first (1st) Trading Day following the date on which the Company has received an Exercise Notice and payment of the Aggregate Exercise Price for the number of Warrant Shares for which this Warrant was so exercised, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of such Exercise Notice to the Holder and the Company’s transfer agent for the Warrant Shares, if any. On or before the third (3rd) Trading Day following the date on which the Company has received such Exercise Notice and payment of the Aggregate Exercise Price for the number of Warrant Shares for which this Warrant was so exercised, the Company shall issue and deliver to the Holder or, at the Holder’s instruction pursuant to the Exercise Notice, the Holder’s agent or designee, in each case, sent by reputable overnight courier to the address as specified in the applicable Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee (as indicated in the applicable Exercise Notice), for the number of shares of Series A Preferred Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of an Exercise Notice and payment of the Aggregate Exercise Price for the number of Warrant Shares for which this Warrant was so exercised, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares.

(b)       Exercise Price. For purposes of this Warrant, “Exercise Price” means $[_____], subject to adjustment as provided herein.

(c)       Payment of Exercise Price. The Holder shall pay the Exercise Price (i) in cash in immediately available funds or (ii) through a “cashless exercise,” in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A][C/D]
where:
X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the average of the Closing Sales Prices for the five Trading Days immediately prior to (but not including) the Exercise Date.

B = the Exercise Price.

C = the Conversion Price (as defined in the Company’s Second Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on ______________ (the “Restated Charter”)) then in effect.

D = the Original Issue Price (as defined in the Restated Charter).

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

(d)       Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon exercise of this Warrant, the number of Warrant Shares to be issued will be rounded up to the nearest whole share.

(e)       Insufficient Authorized Shares. From and after the after the Issuance Date, the Company shall at all times keep reserved for issuance under this Warrant (i) a number of shares of Series A Preferred Stock as shall be necessary to satisfy the Company’s obligation to issue shares of Series A Preferred Stock hereunder and (ii) a number of shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue shares of Common Stock upon the exercise of the Series A Preferred Stock issuable hereunder. If, notwithstanding the foregoing, and not in limitation thereof, at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Series A Preferred Stock and Common Stock (an “Authorized Share Failure”) to satisfy its obligation to reserve for issuance upon exercise of all of the Cal Cap Warrants (x) at least a number of shares of Series A Preferred Stock equal to the number of shares of Series A Preferred Stock as shall from time to time be necessary to effect the full exercise of this Warrant and (y) at least a number of shares of Common Stock equal to the number of shares of Common Stock into which the Series A Preferred Stock issuable upon the full exercise of this Warrants is convertible (the “Required Reserve Amount”), then the Company shall promptly take all action necessary to increase the Company’s authorized shares of Series A Preferred Stock or Common Stock, as applicable, to an amount sufficient to allow the Company to reserve the Required Reserve Amount. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Series A Preferred Stock and/or Common Stock, as applicable. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its reasonable best efforts to solicit its stockholders’ approval of such increase in authorized shares of Series A Preferred Stock or Common Stock, as applicable, and to cause its board of directors to recommend to the stockholders that they approve such proposal.

2.         ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. Without limiting any provision of Section 3, if the Company, at any time after the Issuance Date, (i) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common

Stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Common Stock into a smaller number of shares, then in each such case (A) the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and (B) the number of shares of Series A Preferred Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Series A Preferred Stock which a record holder of the same number of shares of Series A Preferred Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is used in any calculation hereunder, then in such calculation such Exercise Price shall be adjusted appropriately to reflect such event.

3.	FUNDAMENTAL TRANSACTIONS.

(a)       Fundamental Transactions. Prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder.

(b)       Application. The provisions of this Section 3 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events.

4.         NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of the Company’s certificate of incorporation, the Company’s bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Series A Preferred Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect and (ii) shall take all such actions as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Series A Preferred Stock upon the exercise of this Warrant.

5.         WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 5, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

6.	REISSUANCE OF WARRANTS.

(a)       Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 6(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 6(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b)       Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder satisfactory to the Company and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 6(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c)       Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 6(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the

Holder at the time of such surrender; provided, however, no warrants for fractional shares of Common Stock shall be given.

(d)       Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Sections 6(a) or 6(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Series A Preferred Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

7.         NOTICES. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Warrant shall be given or delivered by one party to the other in accordance with the notice provisions of the Note Purchase Agreement by and between the Company and Holder dated February 1, 2010.

8.         NOTICES OF CERTAIN CORPORATE ACTIONS. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon each adjustment of the Exercise Price and the number of Warrant Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment(s) and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder and (iii) at least ten (10) Trading Days prior to the consummation of any Fundamental Transaction.

9.         AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

10.       SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

11.       GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of California.

12.       REMEDIES, CHARACTERIZATION, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant (including, without limitation, compliance with Section 2 hereof). The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

13.       TRANSFER. This Warrant may not be offered for sale, sold, transferred or assigned by the Holder except in a manner consistent with the restrictive legend on the first page of this Warrant; provided, however, that no such assignment shall relieve the Holder of its obligations hereunder if such assignee fails to perform such obligations.

14.       CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a)       “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the city of Los Angeles, California are authorized or required by law to remain closed.

(b)       “Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the principal securities exchange or trading market for such security, as reported by Bloomberg, L.P. (“Bloomberg”), or, if such securities exchange or trading market begins to operate on an extended hours basis and does not designate the closing trade price then the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing trade price is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (or a similar organization or agency succeeding to its functions of reporting prices). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as determined, in good faith, by the Company’s board of directors.

(c)       “Common Stock” means (i) the Company’s shares of common stock, $0.001 par value, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(d)       “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(e)       “Fundamental Transaction” means that (i) the Company or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company or any of its subsidiaries is the surviving corporation) any other Person, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) reorganize, recapitalize or reclassify the Common Stock, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in

Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company.

(f)        “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(g)       “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(h)       “Series A Preferred Stock” means (i) the Company’s shares of Series A Preferred Stock, $0.001 par value, and (ii) any capital stock into which such Series A Preferred Stock shall have been changed or any share capital resulting from a reclassification of such Series A Preferred Stock.

(i)        “Trading Day” shall mean a day on which the principal Trading Market for the Company’s Common Stock is open for business; provided, however, that in the event that the Common Stock is not listed or quoted on a Trading Market, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

(j)        “Trading Market” shall mean the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE Amex, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

(k)       “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

[signature page follows]

IN WITNESS WHEREOF, the Company and the Holder have caused this Warrant to Purchase Series A Preferred Stock to be duly executed as of the Issuance Date set out above.

KEYON COMMUNICATIONS HOLDINGS, INC.

By:
Name:
Title:

THE CALIFORNIA CAPITAL LIMITED PARTNERSHIP

By:
Name:
Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE SERIES A PREFERRED STOCK

KEYON COMMUNICATIONS HOLDINGS, INC.

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Series A Preferred Stock (“Warrant Shares”) of KeyOn Communications Holdings, Inc., a Delaware corporation (the “Company”), evidenced by Warrant No. _______ (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.         Payment of Exercise Price. The Holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

2.         Delivery of Warrant Shares. The Company shall deliver to Holder, or its designee or agent as specified below, __________ Warrant Shares in accordance with the terms of the Warrant. Delivery shall be made to Holder, or for its benefit, to the following address:

_______________________

_______________________

_______________________

_______________________

Date: _______________ __, ______

_______________________________________________________

Name of Registered Holder

By:
Name:
Title:

EXHIBIT C

Form of Payoff Letter

[LETTERHEAD OF THE CALIFORNIA CAPITAL PARTNERSHIP]

[Date]

KeyOn Communications Holdings, Inc. 11742 Stonegate Circle Omaha, Nebraska 68164 Attention: Jason Lazar	Jonathan Snyder 3051 Traverse Creek Lane Las Vegas, NV 89135
Jerome F. Snyder 8628 Scarsdale Drive Las Vegas, NV 89117	Barry W. Becker 50 South Jones #101 Las Vegas, NV 89107

Re:	Note Purchase Agreement dated as of February 1, 2010 by and between KeyOn Communications Holdings, Inc. and The California Capital Limited Partnership

Ladies and gentlemen:

Reference is made to (i) that certain Note Purchase Agreement dated as of February 1, 2010 (as amended from time to time, the “Note Purchase Agreement”) by and between KeyOn Communications Holdings, Inc. (the “Company”) and The California Capital Limited Partnership (the “Investor”), and (ii) the Secured Convertible Promissory Note dated as of February 5, 2010, in the original principal amount of $15,000,000, issued by the Company payable to the Investor (as amended from time to time, the “Note”) pursuant to the Note Purchase Agreement. Capitalized terms used herein and not otherwise defined have the meanings assigned to such terms in the Note Purchase Agreement or the Note, as applicable.

In order to secure the Company’s Obligations, (i) the Company has granted to the Investor a security interest in all Collateral of the Company, and (ii) Jerome F. Snyder, Jonathan Snyder, and Barry W. Becker (collectively, the “Guarantors”) have executed that certain Guaranty, dated as of February 5, 2010, in favor of the Investor (as amended from time to time, the “Guaranty”).

The Investor and the Company have agreed to convert the Note into a number of shares of the Company’s Series A Preferred Stock (the “Conversion”) in accordance with that certain Agreement, dated as of December 3, 2010, by and between the Investor and the Company (the “Conversion Agreement”).

The Investor hereby agrees that on the Effective Date (as defined in the Conversion Agreement), upon the consummation of the Conversion in accordance with the Conversion Agreement:

(i)

the Note, the Guaranty, and the other Collateral Documents will be terminated and will be of no further force or effect, other than with respect to the provisions therein that, by their express terms, will survive such termination

(collectively, the “Surviving Obligations”);
(ii)	all guarantees, including, without limitation, the Guaranty executed by the Guarantors, in favor of the Investor will be fully released and terminated;
(iii)

the principal of and the interest on the Note, and all other outstanding Obligations of the Company will be paid in full or otherwise satisfied in full, and neither the Company nor any Guarantor will have any further obligations under the Note, the Guaranty or any other Collateral Document, other than the Surviving Obligations of the Company; and

(iv)

all security interests, pledges, encumbrances, financing statements and other liens granted by the Company to the Investor, including, without limitation, the liens of the Investor on the Collateral, will be fully released and terminated.

In furtherance of the foregoing, the Investor (i) agrees to return (x) the original Note and (y) the original stock certificate No. 74 evidencing the shares issued to the Company by KeyOn Communications, Inc. and the accompanying original stock power, in each case, to the Company or its designee on the Effective Date; (ii) agrees to execute and deliver to the Company or its designee any and all instruments and documents reasonably necessary to evidence and document the releases and terminations described above, including without limitation, all UCC termination statements and all other original stock certificates and stock powers delivered to the Investor as part of the Collateral; (iii) authorizes the Company to file of record UCC termination statements with respect to financing statements which name the Company as debtor and the Investor as secured party in connection with the Note Purchase Agreement, the Note, or any other Convertible Note Documents; and (iv) agrees to execute, acknowledge and deliver to the Company such other releases, documents and instruments as may be reasonably requested by the Company or its designee from time to time, in form and substance acceptable to the Company.

This letter agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the state of New York. This letter agreement may be executed in identical counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this letter agreement by facsimile transmission shall be effective as delivery of an original counterpart of this letter agreement. This letter agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

THE CALIFORNIA CAPITAL LIMITED PARTNERSHIP

By:
Name:
Title:

Acknowledged and agreed to:

KEYON COMMUNICATIONS HOLDINGS, INC.

By:
Name:
Title:

JEROME F. SNYDER

JONATHAN SNYDER

BARRY W. BECKER

Signature Page to Payoff Letter